EXHIBIT 23

                          CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-82968 and 33-98896) pertaining to the 1994 Stock Plan and in the Registration Statement (Form S-3 No. 33-95854) of Movie Gallery, Inc. and the related Prospectus of our report dated February 12, 1998, except for Note 11, as to which the date is March 19, 1998, with respect to the consolidated financial statements of Movie Gallery, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended January 4, 1998.



                                             /s/ Ernst & Young LLP




Birmingham, Alabama
April 2, 1998